                                                                   EXHIBIT D(4)


                    THE GABELLI GLOBAL MULTIMEDIA TRUST INC.
                                 RIGHTS OFFERING

                 DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM

THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

                          ----------------------------


THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED ________, 2000 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AND THE SUBSCRIPTION AGENT.

                          ----------------------------


VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT BY 5:00 PM, NEW YORK CITY TIME, ON ______, 2000, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

                          ----------------------------


1. The undersigned hereby certifies to the Company and the Subscription Agent that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) fully exercised its Rights under the Primary Subscription and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Rights under the Primary Subscription and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.


2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, ______ shares of Common Stock and certifies to the Company and the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.


3. The undersigned understands that payment of the Subscription Price of $_____ per share for each share of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $_________, either (check appropriate box):


        [ ] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivered referred to above


                                    or


        [ ]     is being delivered to the Subscription Agent herewith


                                    or


        [ ]     has been delivered separately to the Subscription Agent;


                            (continued on other side)
        and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

        [ ]      uncertified check

        [ ]      certified check




------------------------------------------
 Primary Subscription Confirmation Number


------------------------------------------
          DTC Participant Number


------------------------------------------
          Name of DTC Participant


For allocation purposes, the total number of record date shares owned by the persons on whose behalf this Over-Subscription Privilege is being exercised were
_________________________

Registration into which shares, interest and/or refund checks should be issued:

Name:
     --------------------------------

     --------------------------------

Address:
        -----------------------------

        -----------------------------

        -----------------------------

Certified TIN:
              -----------------------

By:
   ----------------------------------
Name:
Title:



Contact Name:
             ------------------------

Phone Number:
             ------------------------

Dated:          , 2000